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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):     7-1-98
                                                         -----------------

                           BIRMAN MANAGED CARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                      0-22127                      62-1584092
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(STATE OF OTHER JURISDICTION   (COMMISSION FILE NUMBER)  (IRS EMPLOYER IDENTIFICATION NO.)
     OF INCORPORATION)
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1025 HIGHWAY 111 SOUTH, COOKEVILLE, TENNESSEE                   38501
---------------------------------------------                  -------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (931)  372-7800

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 5 - Other Events
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     On June 30, 1998, the Company implemented a series of steps designed to reduce the Company's cash operating requirements. These steps, implemented primarily at the parent company and at Birman & Associates, Inc., include a reduction in force, staff position consolidations, an across-the-board salary reduction for most employees ranging from 10% - 30% of salary, and a reduction in certain expenses. The net effect of these actions is expected to achieve monthly cash savings of approximately $175,000 - $200,000. Eight staff positions were eliminated and received severance payments of one to three weeks' pay depending upon length of service. Outlook: [The following is a
"forward looking statement".] Management does not believe that these steps will adversely affect the Company's ability to service its consulting clients and to continue to attract new clients.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BIRMAN MANAGED CARE, INC.

July 1, 1998                              /s/ DAVID N. BIRMAN
                                          ------------------------------
                                          David N. Birman
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer

July 1, 1998                              /s/ DOUGLAS A. LESSARD
                                          ------------------------------
                                          Douglas A. Lessard
                                          Vice President, Treasure and
                                          Chief Financial Officer
                                          (Principal Accounting Officer)